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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-79549, 333-65664, 333-65666
and 333-104362) and on Form S-3 (File Nos. 333-37794 and 333-49844) of
Vertex Pharmaceuticals Incorporated of our report dated March 10, 2004, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2004